Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Superior Drilling Products, Inc. of our reports dated May 9, 2014, April 4, 2014 and April 2, 2014, relating to our audits of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/Hein & Associates LLP

Dallas, Texas

May 16, 2014